UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 12, 2011 (August 10, 2011)

HEALTHWAYS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19364	62-1117144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cool Springs Boulevard Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

(615) 614-4929
 (Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics

On August 10, 2011, the Board of Directors of Healthways, Inc. (the “Company”), approved amendments to the Company’s Code of Business Conduct (the “Code of Conduct”), which applies to all directors, officers and employees of the Company. The Code of Conduct was amended to, among other things, enhance the description of policies and procedures related to anti-corruption; present more prominent management support for all topics within the Code of Conduct; update the Company’s modified approach to enterprise risk management; update content based on changes in laws, rules and regulations within jurisdictions in which the Company does business; and streamline sources of guidance and reporting mechanisms for the Company’s employees. The foregoing summary of the amendments to the Code of Conduct is subject to and qualified in its entirety by reference to the full text of the Code of Conduct, as so amended, a copy of which is attached as Exhibit 14.1 to this Current Report on Form 8-K and which is incorporated by reference into this Item 5.05. The Code of Conduct is available in the Investors section of the Company’s website at http://www.healthways.com.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits:
Exhibit 14.1	Code of Business Conduct of Healthways, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHWAYS, INC.

By:	/s/ Alfred Lumsdaine
Alfred Lumsdaine
Chief Financial Officer

Date:  August 12, 2011

EXHIBIT INDEX

Exhibit 14.1	Code of Business Conduct of Healthways, Inc.